UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2012

Georgetown Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-171470	36-4735954
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

7100 South Bryant Avenue

Oklahoma City, OK 73149

(Address of principal executive offices, including zip code)

(405) 254-4422

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Appointment of Directors

On September 30, 2012, the Registrant’s Board of Directors elected Happy H. Wells, James Guy Tucker and Carl W. Swan to serve as directors of the Registrant (collectively, the “Directors”), filling vacancies that existed on the Board of Directors. The Directors were elected to serve until the 2013 Annual Meeting of stockholders of the Registrant. The Directors have not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K. The biographies of the newly elected Directors are set forth below.

James Guy Tucker, 69, Director. James (Jim) Guy Tucker, Jr. is a political figure from the state of Arkansas. He received his B. A. in government from Harvard College and his Juris Doctor from the University of Arkansas. He has served as an elected Prosecuting Attorney, Attorney General of Arkansas, Member of the United States Congress, Chairman of the White House Conference on Families under Presidents Carter and Reagan, Lt Governor and Governor of Arkansas (1992-1996). From 1982 -1992, Mr. Tucker was a senior partner in the 50-member law firm of Mitchell, Williams, Selig and Tucker in Little Rock where he handled complex regional and nationwide business litigation. Since 1982, Mr. Tucker has been a founder, investor and Chairman of multiple successful companies in the United States and Asia, including cable television, and Internet companies in Arkansas, Florida, and Texas, and public companies in London and Hong Kong with cable/internet systems in the U.K. and Indonesia. In 1990, Mr. Tucker was elected lieutenant governor of Arkansas and upon the resignation of Governor Bill Clinton, to serve as the 42nd President of the United States, Mr. Tucker became governor of Arkansas on December 12, 1992, for the term ending in January 1995. Mr. Tucker is currently active within the Democratic political party. The Registrant believed Mr. Tucker’s experience as an attorney as well as his experiences in developing and leading both public and private companies, made him uniquely qualified to serve as the Registrant’s Chairman.

Happy H. Wells, 61, Director. Happy Wells is the CEO/ Director of Operations, of Private Jets Inc., a successor company to Oklahoma Executive Jet Charter, which was founded in 1987 and provides jet charter. Mr. Wells is also the Managing Member of Security Jets, LLC, located in San Antonio, TX and General Operations, LLC. Security Jets, LLC owns and operates a private FBO two hangar complex located at San Antonio International Airport. Mr. Wells has served as a board member for both private and public companies, some of which operated in the oil and gas sector. Mr. Wells’ significant business experience and service as a director of public companies are qualifications to his appointment as a director of the Registrant.

Carl W. Swan, 87, Chief Executive Officer, Director. Carl W. Swan has over 50 years’ experience in the energy and related natural resources business. Mr. Swan established Swan Petroleum Corporation in 1976 and continues to serve as its President. Swan Petroleum is a corporation involved in domestic and international oilfield development programs. Mr. Swan has been an industry partner with numerous independent producers and major oil companies, both public and private. He has also served as a consultant to a host of the world’s top geologists, drillers, and operators to manage related energy concerns in the oil and gas industry. In addition to founding Swan Petroleum Corporation, Mr. Swan has owned and operated numerous other successful Drilling Companies, including Intrepid Drilling, Continental Drilling, Longhorn Oil and Gas Company, Basin Drilling and others. During his career, Mr. Swan has owned and operated over 125 land drilling rigs. Mr. Swan’s background and contacts within the industry are vast and key industry leaders regularly seek him out for his guidance and valued opinion. Mr. Swan’s years of experience in the oilfield, his peerless reputation in the oil and gas industry and his existing appointment as the Registrant’s Chief Executive Officer are key qualifications for his appointment as a Director of the Registrant.

Compensation Agreements

In connection with the appointment of the Directors, the Registrant entered into a letter agreement (the “Letter Agreement”) with each of its newly appointed Directors.  Under the Happy H. Wells’ Letter Agreement, Mr. Wells received 500,000 shares of common stock, par value $0.001 per share (the “Common Stock”).  Under the James Guy Tucker’s Letter Agreement, Mr. Tucker received 500,000 shares of Common Stock.  Also on September 30, 2012, the Registrant entered into Letter Agreements with its existing directors James Harley Ruth and Glenn Houck.  Pursuant to the Letter Agreements, Messrs. Ruth and Houck each received 500,000 shares of Common Stock as compensation to serve as directors.  A copy of the letter agreement for each Director is attached hereto as Exhibit 10.1 through 10.5, respectively.

Indemnification Agreements

In connection with the appointment of the Directors, the Registrant entered into an indemnification agreement (the “Indemnification Agreement”) with each of its newly appointed Directors (collectively, the “Indemnitees”). The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s Bylaws and generally provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by Nevada law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director, provides for rights to advancement of expenses and contribution and governs other procedural matters related to indemnification. The description of the Indemnification Agreements set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement between the Company and each of the Indemnitees which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

2012 Equity Compensation Incentive Plan

On September 30, the Company's Board of Directors adopted a 2012 Equity Compensation Incentive Plan ("2012 Plan"). The 2012 Plan is administered by the Board and provides for the grant of options and stock to directors, officers, employees and consultants. The administrator is authorized to determine the terms of each award granted under the plan, including the number of shares, exercise price, term and exercisability. Options granted under the plan may be incentive stock options or nonqualified stock options. The Board has directed the officers of the Company to submit the 2012 Plan for approval by the stockholders of the Company at its next annual meeting. A total of 25,000,000 shares of Common Stock have been authorized for issuance under the 2012 Plan. The description of the 2012 Plan set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of 2012 Plan which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference. A form of the Code of Ethics and Business Conduct and Insider Trading Policy are attached hereto as Exhibits 10.8 and 10.9, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" and the subheading "Appointment of Directors" is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Happy H. Wells Letter Agreement, dated September 21, 2012 between Georgetown Corporation and Happy H. Wells

10.2	James Guy Tucker Letter Agreement, dated September 21, 2012 between Georgetown Corporation and James Guy Tucker

10.3	Carl W. Swan Letter Agreement, dated September 21, 2012 between Georgetown Corporation and Carl W. Swan

10.4	James H. Ruth Letter Agreement, dated September 21, 2012 between Georgetown Corporation and James H. Ruth

10.5	Glenn M. Houck Sr. Letter Agreement, dated September 21, 2012 between Georgetown Corporation and Glenn M. Houck Sr.

10.6	Form of Indemnification Agreement

10.7	2012 Equity Compensation Incentive Plan

10.8	Code of Ethics and Business Conduct

10.9	Insider Trading Policy

99.1	Press Release dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN CORPORATION

Date: October 2, 2012	By:	/s/ Carl Swan
Name: Carl Swan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Happy H. Wells Letter Agreement, dated September 21, 2012 between Georgetown Corporation and Happy H. Wells

10.2	James Guy Tucker Letter Agreement, dated September 21, 2012 between Georgetown Corporation and James Guy Tucker

10.3	Carl W. Swan Letter Agreement, dated September 21, 2012 between Georgetown Corporation and Carl W. Swan

10.4	James H. Ruth Letter Agreement, dated September 21, 2012 between Georgetown Corporation and James H. Ruth

10.5	Glenn M. Houck Sr. Letter Agreement, dated September 21, 2012 between Georgetown Corporation and Glenn M. Houck Sr.

10.6	Form of Indemnification Agreement

10.7	2012 Equity Compensation Incentive Plan

10.8	Code of Ethics and Business Conduct

10.9	Insider Trading Policy

99.1	Press Release dated October 2, 2012